Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
nicole.shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Announces

Pricing of Add-On Offering of $350 Million of Senior Notes

New York, NY – January 4, 2024 —Take-Two Interactive Software, Inc. (NASDAQ: TTWO) (the “Company”) announced today that it has agreed to sell in an underwritten public add-on offering $350 million aggregate principal amount of its Senior Notes, consisting of $50 million of its 5.000% Senior Notes due 2026 and $300 million of its 4.950% Senior Notes due 2028 (the “new notes”).

The new notes will be issued as additional notes under the existing indenture pursuant to which the Company previously issued $500 million aggregate principal amount of its 5.000% Senior Notes due 2026 and $500 million aggregate principal amount of its 4.950% Senior Notes due 2028 (the “existing notes”), all of which remain outstanding. The new notes will have the same terms as the respective series of existing notes other than the date of issuance and the initial offering price, will be treated as a single series of securities with the respective series of existing notes under the indenture, will be fungible with the respective series of existing notes for U.S. federal income tax purposes and will have the same respective CUSIP numbers as the existing notes.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the retirement at maturity of the Company’s 3.300% Senior Notes due 2024.

The closing of the offering is expected to occur on January 8, 2024, subject to satisfaction of customary closing conditions.

J.P. Morgan Securities LLC is acting as the lead book-running manager for the offering. The offering is being made only by means of a prospectus supplement and the accompanying prospectus, which is filed as part of an effective shelf registration statement filed by the Company with the Securities and Exchange Commission (“SEC”) on April 6, 2022. Copies of these documents may be obtained without charge from the SEC’s website at www.sec.gov. Alternatively, these documents may be requested by contacting J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor. Telephone: (212) 834-4533.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the new notes or any other securities, nor will there be any sale of new notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. The Company develops, operates and publishes products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are currently designed for console gaming systems, PC, and mobile, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of the Company’s management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to the Company’s combination with Zynga Inc.; the risks of conducting business internationally, including as a result of unforeseen geopolitical events; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; the Company’s dependence on key management and product development personnel; the Company’s dependence on its NBA 2K and Grand Theft Auto products and its ability to develop other hit titles; the Company’s ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting its mobile business, such as player acquisition costs; the timely release and significant market acceptance of the Company’s games; and the ability to maintain acceptable pricing levels on the Company’s games. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section therein titled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#    #    #